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                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Horizontal Ventures, Inc. on Form S-3 (File No. 333-60621) of our report, which contained an explanatory paragraph regarding the company's ability to continue as a going concern, dated April 15, 1998, on our audits of the consolidated financial statements of Saba Petroleum Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-KSB.



/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 21, 1999